EXHIBIT 10.2

CONFIDENTIAL TREATMENT REQUESTED

2012 Annual Bonus Plan

NEO Bonus Metrics

On March 30, 2012, the Compensation Committee of the Board of Directors of Walker & Dunlop, Inc. (the “Company”) adopted specific performance criteria that the Compensation Committee will consider when making cash bonus awards for 2012 to the Company’s named executive officers, William Walker, Howard Smith, Deborah Wilson, Richard Warner and Richard Lucas. These performance criteria are listed below for each of the named executive officers.  For each named executive officer, achievement of applicable performance criteria at the threshold, target or maximum levels will result in bonuses of up to 75%, 100% and 150%, respectively, of such officer’s base salary, subject to the exercise of negative discretion by the Compensation Committee.  The percentage weight amounts attributable to each performance goal will be interpolated, if possible, on a straight line basis if achievement of the performance goals falls between the specified goals for the threshold and target levels or between the target and maximum levels.

Goal Attainment Level
	Threshold	Target	Maximum
Bonus Award Value	Up to 75% of Target Bonus * Weighting of Goal	Up to 100% of Target Bonus * Weighting of Goal	Up to 150% of Target Bonus * Weighting of Goal

2012

Named Executive			Goal Attainment Level
Officer	Goal	Weighting	Threshold	Target	Maximum
William Walker	Revenue	30%	$[***]	$[***]	$[***]

Chairman, President & CEO	Earnings Per Share	30%	$[***]	$[***]	$[***]

$ 500,000 target bonus	Operating Margin	20%	[***]%	[***]%	[***]%

	Diversify Revenues (GSE revenues defined (for this metric) as aggregate Fannie Mae and Freddie Mac origination fees, MSR revenues and servicing fees; as a percentage of total revenues.)	20%	[***]% of total revenues derived from GSEs	[***]% of total revenues derived from GSEs	[***]% of total revenues derived from GSEs

Named Executive			Goal Attainment Level
Officer	Goal	Weighting	Threshold	Target	Maximum
Howard Smith	Revenue	20%	$[***]	$[***]	$[***]

Executive Vice President & COO	Earnings Per Share	30%	$[***]	$[***]	$[***]

$400,000 target bonus	Operating Margin	10%	[***]%	[***]%	[***]%

	Completion of an acquisition of a capital markets business or grow capital markets group originations	20%	[***] or $[***]	[***] Acquisition or $[***]	[***] Acquisitions or $[***]

	Growth in Originations	20%	$[***]	$[***]	$[***]

Deborah Wilson	Revenue	20%	$[***]	$[***]	$[***]

Executive Vice President & CFO	Earnings Per Share	30%	$[***]	$[***]	$[***]

$300,000 target bonus	Operating Margin	10%	[***]%	[***]%	[***]%

	Completion of the servicing and closing components of the SalesForce/General Ledger integration project by 12/31/2012.	20%	Committee Discretion

	Net Warehouse Interest Income	20%	$[***]	$[***]	$[***]

Richard Warner	Revenue	20%	$[***]	$[***]	$[***]

Executive Vice President & CCO	Earnings Per Share	30%	$[***]	$[***]	$[***]

$300,000 target bonus	Operating Margin	10%	[***]%	[***]%	[***]%

	Credit Loss Provisions (net of any provisions from an acquisition)	30%	$[***]	$[***]	$[***]

	Underwriting Cost per Loan	10%	$[***]	$[***]	$[***]

Richard Lucas	Revenue	20%	$[***]	$[***]	$[***]

Executive Vice President & GC	Earnings Per Share	30%	$[***]	$[***]	$[***]

$300,000 target bonus	Operating Margin	10%	[***]%	[***]%	[***]%

	Diversify Revenues (GSE revenues defined (for this metric) as aggregate Fannie Mae and Freddie Mac origination fees, MSR revenues and servicing fees; as a percentage of total revenues.)	20%	[***]% of total revenues derived from GSEs	[***]% of total revenues derived from GSEs	[***]% of total revenues derived from GSEs

	Proactively manage Legal and Human Resources issues	20%	Committee Discretion

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.